Ex. 10.1
EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of July 15, 2014, by and among Ciena Corporation, a Delaware corporation (the “Company”), Ciena Communications, Inc., a Delaware corporation (“CCI”), Ciena Government Solutions, Inc., a Delaware corporation (“CGSI” and, together with the Company and CCI, collectively, the “U.S. Borrowers”), Ciena Canada, Inc., a corporation incorporated under the laws of Canada (the “Canadian Borrower” and, together with the U.S. Borrowers, collectively, the “Borrowers”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent” and the “Collateral Agent”, respectively) and the Lenders (as defined in the Credit Agreement referred to below) party hereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS
WHEREAS, the Borrowers, the Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the other agents party thereto are parties to that certain ABL Credit Agreement, dated as of August 13, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of August 24, 2012, and by that certain Omnibus Second Amendment to Credit Agreement and First Amendment to U.S. Security Agreement, Canadian Security Agreement, U.S. Pledge Agreement, U.S. Guaranty and Canadian Guaranty, dated as of March 5, 2013, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and other financial accommodations to the Borrowers;
WHEREAS, the Borrowers, the other Credit Parties, the Administrative Agent, the Collateral Agent and each Lender party hereto desire to amend the Credit Agreement, as provided herein;
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I.Amendments to Credit Agreement.
A.Section 1.01 of the Credit Agreement is hereby amended as follows:
1.the following definition is hereby inserted immediately following the definition of “2013 Convertible Notes Indenture”:
“2014 Term Facility” shall have the meaning provided in Section 10.04(n).
2.the following definitions are hereby inserted immediately following the definition of “2018 Convertible Notes Indenture”:
““2020 Convertible Notes” shall mean the Company’s 4.00% senior convertible notes due December 15, 2020, issued pursuant to the 2020 Convertible Notes Indenture.
“2020 Convertible Notes Documents” shall mean the 2020 Convertible Notes and the 2020 Convertible Notes Indenture.

“2020 Convertible Notes Indenture” shall mean the Indenture, dated as of December 27, 2012, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.”
3.the definition of “90-Day Excess Availability” is hereby amended by deleting the references to the “Effective Date” appearing therein and inserting the text “Third Amendment Effective Date” in each place in lieu thereof;
4.the definition of “Applicable Commitment Commission Percentage” is hereby amended and restated in its entirety as follows:
““Applicable Commitment Commission Percentage” (x) initially shall mean 0.375% and (y) starting with the first full calendar quarter after the Third Amendment Effective Date, shall mean (i) for each calendar quarter during which the daily average Aggregate Exposure for such period exceeds 50% of the Total Revolving Loan Commitment, 0.25%, and (ii) for each calendar quarter during which the daily average Aggregate Exposure for such period is less than or equal to 50% of the Total Revolving Loan Commitment, 0.375%. From and after any Extension with respect to any Extended Revolving Loan Commitments and Extended Loans, the Applicable Commitment Commission Percentage specified for such Extended Revolving Loan Commitments and Extended Loans shall be those set forth in the applicable definitive documentation thereof.”;
5.the definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:
““Applicable Margin” initially shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as (A) Base Rate Loans or Canadian Prime Rate Loans, 1.00%, and (B) LIBOR Loans or Bankers’ Acceptance Loans, 2.00%, and (ii) in the case of Swingline Loans, 1.00%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Historical Excess Availability indicated to have been achieved in any certificate delivered in accordance with the first sentence of the following paragraph:

Level	Historical Excess Availability	Revolving Loans Maintained as LIBOR Loans or Bankers’ Acceptance Loans	Revolving Loans and Swingline Loans Maintained as Base Rate Loans or Canadian Prime Rate Loans
I	Greater than 66% of the Total Revolving Loan Commitment	1.50%	0.50%
II	Less than or equal to 66% of the Total Revolving Loan Commitment but greater than 33% of the Total Revolving Loan Commitment	1.75%	0.75%
III	Less than or equal to 33% of the Total Revolving Loan Commitment	2.00%	1.00%
The Historical Excess Availability used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of an Authorized Officer of the Company (each, a “Quarterly Pricing Certificate”) to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within five Business Days after the last day of any fiscal quarter of the Company, which Quarterly Pricing Certificate shall set forth the calculation of the Historical Excess Availability as at the last day of such fiscal quarter of the Company. The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent and (y) the date which is five Business Days following the last day of the fiscal quarter of the Company in which the previous Start Date occurred (such earlier date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the

Administrative Agent (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III above (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”). Notwithstanding anything to the contrary contained above in this definition, (i) the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins at all times during which there shall exist any Event of Default, (ii) from and after the most recent Incremental Commitment Date for any Incremental Commitment Agreement pursuant to which the Applicable Margins and Adjustable Applicable Margins have been increased above the Applicable Margins and the Adjustable Applicable Margins in effect immediately prior to such Incremental Commitment Date, each of the Applicable Margins and the Adjustable Applicable Margins set forth above shall be increased to those respective percentages per annum set forth in the applicable Incremental Commitment Agreement, and (iii) from and after any Extension, with respect to any Extended Loans, the Applicable Margins and Applicable Margins specified for such Extended Loans shall be those specified in the applicable definitive documentation thereof.”;
6.the definition of “Asset Sale” is hereby amended by (i) deleting the text “and (r)” at the end thereof, and (ii) inserting the text “, (r) and (s)” in lieu thereof.
7.the definition of “Consolidated Secured Indebtedness” is hereby amended by (i) in clause (ii) thereof, deleting the reference to “, (vii)” appearing therein, (ii) deleting the text “(x)” following “provided that”, (iii) deleting the text “and” immediately preceding clause (y) thereof, and (iv) deleting clause (y) thereof;
8.clause (f) of the third sentence in the definition of “Eligible Accounts” is hereby amended by (i) deleting the text “or” immediately preceding clause (i)(C) thereof, and (ii) inserting the following text immediately following clause (i)(C) thereof but immediately prior to the semi-colon thereof:
“or (D) is an Account Debtor named on Schedule 1.01(c), provided that no more than $50,000,000 may be included as Eligible Accounts pursuant to this clause (i)(D)”;
9.the definition of “Eligible Inventory” is hereby amended by (i) inserting “(i)” immediately after “located at” in clause (x) thereof, (ii) inserting “or (ii) at 1000 East 116th Street, Carmel, Indiana 64032 or 4411 Schaefer Ave, Chino, California 91710” immediately following “a “Primary Warehouse”)” in clause (x) thereof, and (iii) inserting the following text immediately following the text “is placed on consignment” in clause (g) thereof:
“(other than any such Inventory that has been placed on consignment with, and is located at, 1000 East 116th Street, Carmel, Indiana 64032 or 4411 Schaefer Ave, Chino, California 91710)”;
10.the definitions of “Existing Convertible Notes,” “Existing Convertible Notes Documents” and “Existing Convertible Notes Indentures” are hereby amended and restated in their entireties, respectively, as follows:
““Existing Convertible Notes” shall mean, collectively, the 2013 Convertible Notes, the 2015 Convertible Notes, the 2017 Convertible Notes, the 2018 Convertible Notes and the 2020 Convertible Notes.”

““Existing Convertible Notes Documents” shall mean, collectively, the 2013 Convertible Notes Documents, the 2015 Convertible Notes Documents, the 2017 Convertible Notes Documents, the 2018 Convertible Notes Documents and the 2020 Convertible Notes Documents.”
““Existing Convertible Notes Indentures” shall mean, collectively, the 2013 Convertible Notes Indenture, the 2015 Convertible Notes Indenture, the 2017 Convertible Notes Indenture, the 2018 Convertible Notes Indenture and the 2020 Convertible Notes Indenture.”
11.the definition of “Fixed Charges” is hereby amended by inserting “(other than Indebtedness of the type described in clause (vii) of the definition of Indebtedness)” immediately following the text “on all Indebtedness of the Company” in clause (a) thereof;
12.the definition of “Initial Maturity Date” is hereby amended and restated in its entirety as follows:
““Initial Maturity Date” shall mean December 31, 2016.”;
13.the following definitions are hereby inserted immediately following the definition of “Issuing Lender”:
““Issuing Lender Sublimit” shall mean, with respect to each Issuing Lender, Letter of Credit Outstandings at any time not to exceed in the aggregate $100,000,000 or such greater amount to be agreed in writing between the Company and such Issuing Lender (in its sole discretion).”
14.the definition of “Material Subsidiary” is hereby amended by inserting the text “, other than for purposes of the U.S. Pledge Agreement,” immediately after the text “provided that” appearing therein;
15.the definition of “Maximum Swingline Amount” is hereby amended and restated in its entirety as follows:
““Maximum Swingline Amount” shall mean $25,000,000.”;
16.the definition of “Net Orderly Liquidation Value” is hereby amended by inserting the following text immediately prior to the “.” at the end thereof:
“; provided, however, notwithstanding the foregoing, in no event shall the Net Orderly Liquidation Value of any Eligible Inventory on consignment and included in the U.S. Borrowing Base pursuant to the parenthetical in clause (g) of the definition of Eligible Inventory be greater than the average Net Orderly Liquidation Value of all other Eligible Inventory included in the U.S. Borrowing Base”;
17.the definition of “Payment Conditions” is hereby amended and restated in its entirety as follows:
““Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action or proposed action and immediately after giving effect thereto: (i) there is no Default or Event of Default existing immediately before or after the action or proposed action, (ii) 90-Day Excess Availability and Excess Availability on the date of the action or proposed action (calculated after giving effect to the Borrowing of any Loans or issuance of any Letters of Credit in connection with the action or proposed action (and assuming that such Loans and Letters of Credit had remained outstanding throughout the applicable 90-day period (or such shorter period, if applicable) for which 90-Day Excess Availability is to be determined)) exceed the greater of (A) 15.0% of Availability at such time and (B) $20,000,000, (iii) the Company shall be in compliance with a Fixed Charge Coverage Ratio of not less than 1.00:1.00 for the Calculation Period then most recently ended on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such Calculation Period; provided that if 90-Day Excess Availability and Excess Availability on the date of the action or proposed action (calculated as provided in preceding clause (ii)) is equal to or exceeds the greater of (A) 22.5% of Availability at such time and (B) $37,500,000, then compliance with the Fixed Charge Coverage Ratio set forth in this clause (iii) shall not be required, (iv) solely with respect to any proposed payment, prepayment, redemption, repurchase or acquisition for value of Indebtedness pursuant to Section 10.08(a), there are no Loans in an aggregate principal amount in excess of $50,000,000 outstanding immediately before and after the proposed payment, prepayment, redemption, repurchase or acquisition for value and (v) the Company shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Company certifying as to compliance with preceding clauses (i) through (iv) and demonstrating (in reasonable detail) the calculations required by preceding clauses (ii) and (iii).”
18.the definitions of “Permitted Convertible Notes,” “Permitted Convertible Notes Documents” and “Permitted Convertible Notes Indentures” are hereby amended and restated in their entireties, respectively, as follows:
““Permitted Convertible Notes” shall mean, collectively, the 2013 Convertible Notes, the 2015 Convertible Notes, the 2017 Convertible Notes, the 2018 Convertible Notes, the 2020 Convertible Notes and any Additional Convertible Notes.”
““Permitted Convertible Notes Documents” shall mean, collectively, the 2013 Convertible Notes Documents, the 2015 Convertible Notes Documents, the 2017 Convertible Notes Documents, the 2018 Convertible Notes Documents, the 2020 Convertible Notes Documents and any Additional Convertible Notes Documents.”
““Permitted Convertible Notes Indentures” shall mean, collectively, the 2013 Convertible Notes Indenture, the 2015 Convertible Notes Indenture, the 2017 Convertible Notes Indenture, the 2018 Convertible Notes Indenture, the 2020 Convertible Notes Indenture and any Additional Convertible Notes Indenture.”
19.the following definitions are hereby inserted immediately prior to the definition of “Threshold Amount”:
““Third Amendment Effective Date” shall mean the date on which the Third Amendment to Credit Agreement is effective pursuant to the terms thereof.
“Third Amendment to Credit Agreement” shall mean the Third Amendment to Credit Agreement, dated as of July 15, 2014, among the Borrowers, the Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent.”;

20.the definition of “U.S. Borrowing Base” is hereby amended and restated in its entirety as follows:
““U.S. Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 9.01(h) equal to, without duplication, the sum of (a) 85.0% (or in the case of Eligible Accounts described in clause (f)(i) (D) of the definition thereof, 75%) of the remainder of (x) Eligible U.S. Accounts minus (y) the Dilution Reserves, plus (b) the lesser of (i) 50.0% of the Value of Eligible Inventory and (ii) 85.0% of the then extant Net Orderly Liquidation Value of Eligible Inventory plus (c) 95% of Unrestricted cash of the US Credit Parties denominated in U.S. Dollars and on deposit in Core U.S. Deposit Accounts that are subject to Cash Management Control Agreements, provided that the aggregate amount that may be included pursuant to this clause (c) shall not exceed $50,000,000 minus (d) the sum (without duplication) of any Reserves then established by the Administrative Agent with respect to the U.S. Borrowing Base; provided, however, that (x) no more than 40.0% of the U.S. Borrowing Base at any time may be attributable to Eligible Inventory, (y) no more than $20,000,000 of the U.S. Borrowing Base at any time may be attributable to Eligible Inventory that is placed on consignment at 1000 East 116th Street, Carmel, Indiana 64032 or 4411 Schaefer Ave, Chino, California 91710 and (z) Eligible Inventory shall only be included in the U.S. Borrowing Base to the extent that the Administrative Agent shall have received an appraisal of such Eligible Inventory in form and substance, and prepared by an independent third party appraiser, reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right (but not the obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.”
B.Section 3.02(a) of the Credit Agreement is hereby amended as follows:
1.    clause (v) is hereby amended by deleting the text “and” appearing at the end thereof;
2.    clause (vi) is hereby amended by deleting the text “(but, for this purpose, determined without giving effect to the proviso contained in the definition of Initial Maturity Date)” in each instance appearing therein and deleting the “.” at the end thereof and inserting the following text in lieu thereof “; and ”; and
3.    inserting the following text immediately after clause (vi) thereof:
“(vii)    no Letter of Credit shall be issued (or required to be issued) by any particular Issuing Lender if the aggregate Letter of Credit Outstandings for such Issuing Lender (after giving effect to the requested Letter of Credit) would exceed the Issuing Lender Sublimit for such Issuing Lender.”
C.Section 5.02(a)(i)(z) of the Credit Agreement is hereby amended by adding the following text immediately prior to the ‘.” at the end thereof:
“or the aggregate amount of Letter of Credit Outstandings in respect of Letters of Credit issued by a particular Issuing Lender exceeds the Issuing Lender Sublimit for such Issuing Lender”.

D.Section 5.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which the Company or any other Credit Party receives any cash proceeds from any Asset Sale of ABL Priority Collateral (other than an Asset Sale or series of related Asset Sales of ABL Priority Collateral where the Net Sale Proceeds therefrom do not exceed $5,000,000), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied within three Business Days thereafter as a mandatory repayment in accordance with the requirements of Sections 5.02(d) and (e); provided, however, that such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase (or commit to purchase) assets used or to be used in the businesses permitted pursuant to Section 10.11 within 365 days following the date of such Asset Sale, and provided, further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 5.02(b) are not so reinvested within such 365-day period (or if committed to be reinvested pursuant to a legally binding commitment within such 365-day period and not so reinvested within 180 days thereafter) (or such earlier date, if any, as the Company or the relevant Credit Party determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(b) without regard to the preceding proviso.”
E.Section 5.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which the Company or any other Credit Party receives any cash proceeds from any Recovery Event in respect of ABL Priority Collateral (other than Recovery Events in respect of ABL Priority Collateral where the Net Insurance Proceeds therefrom are less than $5,000,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied within three Business Days thereafter as a mandatory repayment in accordance with the requirements of Sections 5.02(d) and (e); provided, however, that such Net Insurance Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid (or committed to be paid) or purchase (or commit to purchase) assets used or to be used in the businesses permitted pursuant to Section 10.11, in each case, within 365 days following the date of the receipt of such Net Insurance Proceeds, and provided, further, that if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 365 days after the date of the receipt of such Net Insurance Proceeds (or if committed to be so applied pursuant to a legally binding commitment within such 365-day period and not so used within 180 days thereafter) (or such earlier date, if any, as the Company or the relevant Credit Party determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(c) without regard to the immediately preceding proviso.”
F.Section 8.08(a) of the Credit Agreement is hereby amended by inserting the following text immediately following the text “including Permitted Acquisitions” appearing therein:

“and, to the extent permitted pursuant to the terms of this Agreement, the potential prepayment or repayment of any Permitted Convertible Notes”.
G.Section 8.08 of the Credit Agreement is hereby amended by adding the following new clause (c) thereto:“(c) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with any Anti-Terrorism Laws.”
H.Section 9.16 of the Credit Agreement is hereby amended by deleting the text “$200,000,000” appearing therein and inserting the text “$150,000,000” in lieu thereof.
I.Section 10.01(v) of the Credit Agreement is hereby amended by adding the text “(x)” at the beginning thereof and inserting the following text immediately prior to the “; and” at the end thereof:
“and (y) additional Liens not otherwise permitted by this Section 10.01 that (i) do not materially impair the use of such assets in the operation of the business of the Company or such Subsidiary and (ii) do not secure outstanding obligations in excess of $3,000,000 in the aggregate for all such Liens at any time”.
J.    Section 10.02(e) of the Credit Agreement is hereby amended by deleting the text “$10,000,000” appearing therein and inserting the text “$15,000,000” in lieu thereof.
K.    Section 10.02(i) of the Credit Agreement is hereby amended by (i) deleting the word “clause” appearing immediately after the words “in each” appearing therein and inserting the word “case” in lieu thereof and (ii) inserting the following text at the end thereof:
“(other than with respect to up to $10,000,000 in the aggregate in any fiscal year of the Company of spares, equipment and inventory that are both (A) transferred from a Credit Party to a Canadian Credit Party and (B) maintained at a location in Quebec, Canada)”.
L.    Section 10.02(i) of the Credit Agreement is hereby amended by deleting the text “$2,000,000” appearing therein and inserting the text “$5,000,000” in lieu thereof.
M.    (i) Section 10.02(q) of the Credit Agreement is hereby amended by deleting the text “and” at the end thereof, (ii) Section 10.02(r) of the Credit Agreement is hereby amended by deleting the “.” at the end thereof and inserting the following text in lieu thereof “; and ”, and (iii) inserting the following new Section 10.02(s) of the Credit Agreement after Section 10.02(r) of the Credit Agreement:
“(s)    dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property.”
N.    Section 10.04(n) of the Credit Agreement is hereby amended by
1.    amending and restating clause (iii) thereof in its entirety as follows:
“(iii) such Indebtedness does not have any mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to such maturity date (other than pursuant to (x) customary asset sale (or casualty or condemnation event), change of control, and, in the case of term loans only, unpermitted debt issuance, excess cash flow and/or extraordinary receipts offer or repayment provisions and, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other Indebtedness permitted hereunder which meets the requirements of this definition, (y) in the case of term loans, nominal amortization requirements not to exceed 1% per annum of the initial aggregate principal amount of such Indebtedness and (z) acceleration provisions following the occurrence of an event of default thereunder),”
2.    inserting the following language at the end of clause (iv) thereof: “(it being understood and agreed that the terms and conditions of that certain Credit Agreement, dated as of the Third Amendment Effective Date, among the Company, Bank of America, N.A., as administrative agent, the other agents party thereto and the lenders party thereto from time to time attached hereto as Exhibit P (as amended, restated, modified, supplemented, renewed, replaced, refinanced and extended, from time to time in accordance with Section 10.08(c) and the Intercreditor Agreement, the “2014 Term Facility”), are reasonably satisfactory to the Administrative Agent)”;
3.    inserting the text “(excluding, for purposes of such calculation, the 2014 Term Facility)” immediately after the text “to the first $250,000,000 of Indebtedness” in clause (x) in the proviso thereto;
4.    (i) deleting the text “ or” immediately prior to the text “(y)” in the proviso thereto and replacing it with the text “,”and (ii) inserting the text “to” immediately after the text “(y)” in the proviso thereto; and
5.    inserting the following text following clause (y) in the proviso thereto and immediately prior to the parenthetical at the end of such proviso:
“or (z) to the entering into of the 2014 Term Facility and the incurrence of Indebtedness thereunder on the Third Amendment Effective Date”.
O.    Section 10.04(o) of the Credit Agreement is hereby amended by deleting the text “$15,000,000” appearing therein and inserting the text “$20,000,000” in lieu thereof.
P.    Section 10.05(o) of the Credit Agreement is hereby amended by inserting “tax or customs authorities,” immediately after “vendors,”.
Q.    Section 10.05(t) of the Credit Agreement is hereby amended by inserting “, (o)” immediately after “”Sections 10.01(l)”.
R.    Section 10.05(v) of the Credit Agreement is hereby amended by deleting the text “$10,000,000” appearing therein and inserting the text “$25,000,000” in lieu thereof.
S.    Section 10.08(a) of the Credit Agreement is hereby amended by:
1.    amending and restating clause (ii) thereof in its entirety as follows:
“(ii)     so long as no Default or Event of Default then exists or would result therefrom and no Loans are outstanding in an aggregate principal amount in excess of (x) $25,000,000 immediately before and (y) $50,000,000 immediately after the respective payment, prepayment, redemption or acquisition for value, the Company may make any payment or prepayment on, or redemption or acquisition for value of, any Permitted Convertible Notes in an aggregate principal amount not to exceed $50,000,000 in any fiscal year of the Company;”,
2.    amending and restating clause (iii) thereof in its entirety as follows:
“subject to the terms of the Intercreditor Agreement, the Company may redeem or repay outstanding Permitted Additional Secured Indebtedness with sale or insurance and condemnation proceeds of Permitted Additional Secured Indebtedness Priority Collateral and amounts in respect of excess cash flow and extraordinary receipts, in each case, as and to the extent required by the terms of the Permitted Additional Secured Indebtedness Documents;”, and
3.    inserting the following new clauses (v) and (vi) at the end thereof:
“(v)    in connection with (and at the time of) any redemption of Permitted Convertible Notes permitted pursuant to preceding clause (ii) or (iv), the Company may pay make-whole premium payments required to be paid to the holders of the Permitted Convertible Notes that are the subject of any such redemption pursuant to the Permitted Convertible Notes Documents in an aggregate amount not to exceed $50,000,000 in any fiscal year of the Company; and
(vi) the Company may make any payment or prepayment on, or redemption or acquisition for value of, the Indebtedness incurred under the 2014 Term Facility (A) on or prior to March 31, 2015, so long as no Default or Event of Default then exists or would result therefrom, and (B) at any time thereafter, so long as no Default or Event of Default then exists or would result therefrom and no Loans are outstanding in an aggregate principal amount in excess of $50,000,000 immediately after the respective payment or prepayment on, or redemption or acquisition for value;”.
T.    Schedule 1.01(a) of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.
U.    Schedule 1.01(c) is hereby attached to, and made a part of, the Credit Agreement in the form attached hereto as Exhibit B.
V.    Exhibit P is hereby attached to, and made a part of, the Credit Agreement in the form attached hereto as Exhibit C.
SECTION II.Representations and Warranties.     In order to induce the Administrative Agent, the Collateral Agent and the undersigned Lenders to enter into this Third Amendment, each of the Company and each other Borrower hereby represents and warrants that:
A.    As of the Third Amendment Effective Date (as hereinafter defined), both immediately before and immediately after giving effect to this Third Amendment, (a) there shall exist no Default or Event of Default and (b) all representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Third Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects as of any such date).
B.    Each Credit Party has the Business power and authority to execute, deliver and perform the terms and provisions of this Third Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by it of this Third Amendment. Each Credit Party has duly executed and delivered this Third Amendment, and this Third Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
C.    Neither the execution, delivery or performance by any Credit Party of this Third Amendment, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject including, without limitation, the Existing Convertible Notes Indentures, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of their respective Subsidiaries.
SECTION III. Effectiveness.        This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the Company, each other Borrower, each other Guarantor, the Administrative Agent, the Collateral Agent and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent, c/o White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Casey Ferber (facsimile number: 212-354-8113 / e-mail address: Casey.Ferber@whitecase.com), and when each of the following conditions are satisfied:
A.    Indebtedness. After giving effect to this Third Amendment, the Company and its Subsidiaries shall have no outstanding Indebtedness, Contingent Obligations or Preferred Equity, except (x) for Indebtedness incurred pursuant to the Credit Documents, (y) the Permitted Convertible Notes and (z) such other existing Indebtedness and Contingent Obligations as are permitted under the Credit Documents (including to the extent permitted under Section 10.04(n) of the Credit Agreement as amended hereby).
B.    Patriot Act. Not later than the fifth Business Day prior to the Third Amendment Effective Date, the Agents and the Lenders shall have received from the Credit Parties all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
C.    Borrowing Base Certificate. On or prior to the Third Amendment Effective Date, the Administrative Agent shall have received the Borrowing Base Certificate meeting the requirements of Section 9.01(h) of the Credit Agreement in respect of the Company’s fiscal month ending May 30, 2014.
D.    Fees, Expenses and Interest. On the Third Amendment Effective Date, the Borrowers shall have paid (i) to the Agents (and their relevant affiliates) and each Lender all costs, duties, fees and expenses and other compensation contemplated hereby or separately agreed in writing payable to the Agents (and/or their relevant affiliates) or such Lender to the extent due and (ii) all unpaid interest and Fees (other than administrative agent Fees payable pursuant to Section 4.01(f) of the Credit Agreement) that have accrued under the Credit Agreement through the Third Amendment Effective Date whether or not due and payable at such time pursuant to the terms of the Credit Agreement.
E.    Representations and Warranties. All representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (both immediately before and after giving effect to the Third Amendment) (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects as of any such date).
F.    No Default or Event of Default. Both immediately before and after giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.
G.    Reaffirmation Agreement. The Credit Parties shall have executed and delivered a Reaffirmation Agreement (and, if requested by the Administrative Agent, a Canadian Reaffirmation Agreement), in form and substance satisfactory to the Administrative Agent and the Collateral Agent, reaffirming the Guaranty and the grant of security and pledges pursuant to the Pledge Agreements, the Security Agreements and the other Security Documents.
H.    Borrowing Notices; Borrowing Limitations. (1) To the extent any Credit Event is to occur on the Third Amendment Effective Date, the Administrative Agent shall have received the notices required to be delivered pursuant to Section 7.02 of the Credit agreement in accordance with the terms thereof and (2) the Borrowers shall be in compliance with the requirements of Section 7.03 of the Credit Agreement
I.    Certificates and Opinions. The Credit Parties shall have delivered to the Administrative Agent (1) a solvency certificate from the chief financial officer of the Company substantially in the form and substance of Exhibit J to the Credit Agreement, (2) customary officers’ certificates, board of director (or equivalent governing body) resolutions, evidence of good standing (to the extent available under applicable law) and opinions of counsel (which, in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent and substantially similar to such certificates, resolutions and opinions delivered on the Effective Date pursuant to Section 6.03 and 6.04 of the Credit Agreement) and (3) the Company shall have delivered a certificate executed by an Authorized Officer of the Company, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (A), (E), (F) and (H)(2).
SECTION IV.Reference To and Effect Upon the Credit Documents.
A.    From and after the Third Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Credit Document, shall mean the Credit

Agreement as modified hereby and (ii) this Third Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
B.    This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document or a novation of existing obligations and liabilities under the Credit Documents. The Credit Agreement and each of the other Credit Documents, as specifically amended by this Third Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
SECTION V.Counterparts, Etc.    This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Third Amendment by delivering by facsimile or other electronic transmission a signature page of this Third Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute part of this Third Amendment for any other purpose. A complete set of counterparts of this Third Amendment shall be lodged with the Borrowers and Administrative Agent.
SECTION VI. Governing Law.     This Third Amendment and the rights and obligations of the parties under this Third Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages to follow]

CIENA CORPORATION

By:_/s/ Elizabeth A. Dolce_________ Name: Elizabeth A. Dolce Title: Vice President and Treasurer

CIENA COMMUNICATIONS, INC.

By:_/s/ Elizabeth A. Dolce _________ Name: Elizabeth A. Dolce Title: Vice President and Treasurer

CIENA GOVERNMENT SOLUTIONS, INC.

By:_/s/ Elizabeth A. Dolce__________ Name: Elizabeth A. Dolce Title: Vice President and Treasurer

CIENA CANADA, INC.

By:_/s/ Elizabeth A. Dolce__________ Name: Elizabeth A. Dolce Title: Vice President and Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, as Collateral Agent and as a Lender

By: /s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By: /s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Vice President

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
Bank of America, N.A.

By: /s/ John Olsen
Name: John Olsen
Title: Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
Bank of America, N.A.
(Acting through its Canada Branch)
as Lender and Issuing Lender

By: /s/ Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Vice President

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
JPMorgan Chase Bank, NA

By: /s/ Robert A. Kaulius
Name: Robert A. Kaulius
Title: Authorized Officer

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
JPMorgan Chase Bank N.A.,
Toronto Branch

By: /s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
Morgan Stanley Bank, N.A.

By: /s/ Lisa Hansan
Name: Lisa Hansan
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
Wells Fargo Bank, National Association

By: /s/ Ryan P. Birnel
Name: Ryan P. Birnel
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT to Credit Agreement, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CIENA CORPORATION, CIENA COMMUNICATIONS, Inc., CIENA CANADA, INC., the Lenders party THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, as ADMINISTRATIVE AGENT AND AS COLLATERAL Agent

NAME OF INSTITUTION:
Wells Fargo Capital Finance Corporation Canada

By: /s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President
Credit Officer, Canada